At a special shareholders' meeting held on April 29, 2002, which was adjourned to April 30, 2002, shareholders of the underlying Accessor Funds (Growth Fund, Value Fund, Small to Mid Cap Fund, International Equity Fund, High Yield Bond Fund, Intermediate Fixed-Income Fund, Short-Intermediate Fixed-Income Fund, Mortgage Securities Fund and U.S. Government Money Fund) voted for the following proposals. Both classes of shareholders voted in Proposals 1 and 3. Only Advisor Class shareholders voted in Proposal 2.

Proposal #	Proposal Description
Proposal 1	to amend the Fund's fundamental investment objective.
Proposal 2 (Advisor Class Only)	to adopt a defensive distribution plan for the Fund (advisor class only).
Proposal 3a	to amend the Fund's fundamental investment restriction regarding diversification.
Proposal 3b	to amend the Fund's fundamental investment restriction regarding industry concentration.
Proposal 3c	to amend the Fund's fundamental investment restriction regarding borrowing.
Proposal 3d	to amend the Fund's fundamental investment restriction regarding the issuance of senior securities.
Proposal 3e	to amend the Fund's fundamental investment restriction regarding real estate, oil and gas, mineral programs and commodities.
Proposal 3f	to amend the Fund's fundamental investment restriction regarding underwriting securities.
Proposal 3g	to merge the Fund's fundamental investment restriction regarding oil, gas and other mineral programs into the restriction described in proposal 3e.
Proposal 3h	to amend the Fund's fundamental investment restriction regarding lending of money or securities.
Proposal 3i	to remove the Fund's fundamental investment restriction regarding lending of money or securities.
Proposal 3j	to remove the Fund's fundamental investment restriction regarding investing in a single issuer.
Proposal 3k	to remove the Fund's fundamental investment restriction regarding effecting short sales.
Proposal 3l	to remove the Fund's fundamental investment restriction regarding investments in issuers operating for less than three years.
Proposal 3m	to remove the Fund's fundamental investment restriction regarding investments in other investment companies.
Proposal 3n	to remove the Fund's fundamental investment restriction regarding warrants.

Following is the breakdown of votes per proposal, per Fund:
Proposal	For	Against	Abstain	Non-voting	Total Shares Outstanding

Proposal 1
Growth	5,729,305	13,026	4,572	2,483,331	8,230,234
Value	5,680,825	25,981	5,006	2,350,101	8,061,912
Small to mid cap	6,371,847	33,561	5,144	3,387,694	9,798,246
International equity	6,347,129	29,654	391,723	1,652,258	8,420,764
High yield bond	3,678,986	53	1,361	427,210	4,107,610
Intermediate fixed-income	3,975,620	0	16,549	671,506	4,663,675
Short-intermediate fixed-income	4,301,090	1,005	3	953,703	5,255,801
Mortgage securities	9,135,334	576	16,215	2,001,621	11,153,745
U.s. Government money	933,051,309	480,702	0	113,681,586	1,047,213,597
Proposal 2
Growth-advisor	4,458,596	40,612	6,588	2,271,216	6,777,012
Value-advisor	4,127,952	3,516	3,152	2,195,624	6,330,244
Small to mid cap-advisor	5,719,978	170,473	4,288	3,205,516	9,100,255
International equity-advisor	5,119,737	21,774	391,723	1,481,656	7,014,890
High yield bond-advisor	3,068,108	49	0	394,775	3,462,931
Intermediate fixed-income-advisor	3,394,518	196	15,526	527,471	3,937,711
Short-intermediate fixed-income-advisor	3,773,321	0	0	834,336	4,607,657
Mortgage securities-advisor	7,138,858	16,341	15,029	1,856,982	9,027,210
U.s. Government money-advisor	924,509,300	198,259	260,626	113,021,629	1,037,989,814

Total shares		8,230,234	8,061,912	9,798,246	8,420,764
Proposal 3a	for	5,646,836	4,269,562	5,992,367	5,199,196
	against	12,142	23,970	25,318	30,353
	abstain	1,735	2,900	2,872	1,230
	non-votes	2,569,521	3,765,480	3,777,688	3,189,985
Proposal 3b	for	5,647,502	4,269,562	5,990,770	5,199,639
	against	11,170	23,970	24,803	29,909
	abstain	1,866	2,900	3,204	1,230
	non-votes	2,569,696	3,765,480	3,779,469	3,189,985
Proposal 3c	for	5,634,398	4,260,593	5,986,183	5,197,462
	against	23,801	32,940	29,416	32,087
	abstain	2,338	2,900	3,874	1,230
	non-votes	2,569,696	3,765,480	3,778,773	3,189,985
Proposal 3d	for	5,639,646	4,267,784	5,987,492	5,198,702
	against	17,910	25,749	27,604	30,847
	abstain	2,984	2,900	4,378	1,230
	non-votes	2,569,695	3,765,480	3,778,772	3,189,985
Proposal 3e	for	5,638,956	4,260,593	5,988,533	5,197,816
	against	16,408	32,940	27,391	31,733
	abstain	5,174	2,900	2,852	1,230
	non-votes	2,569,696	3,765,480	3,779,469	3,189,985
Proposal 3f	for	5,639,866	4,260,593	5,987,370	5,197,816
	against	17,941	32,940	27,700	31,733
	abstain	2,732	2,900	3,708	1,230
	non-votes	2,569,696	3,765,480	3,779,468	3,189,985
Proposal 3g	for	5,640,557	4,260,593	5,988,752	5,198,708
	against	17,349	32,940	26,821	31,733
	abstain	2,632	2,900	3,204	339
	non-votes	2,569,696	3,765,480	3,779,469	3,189,984
Proposal 3h	for	5,634,140	4,261,219	5,985,903	5,209,846
	against	23,259	32,313	28,882	20,595
	abstain	3,139	2,900	4,687	339
	non-votes	2,569,696	3,765,480	3,778,775	3,189,984
Proposal 3i	for	5,638,619	4,267,452	5,987,166	5,210,821
	against	19,048	26,080	28,264	18,729
	abstain	2,871	2,900	4,043	1,230
	non-votes	2,569,696	3,765,480	3,778,773	3,189,984
Proposal 3j	for	5,640,179	4,267,452	5,988,427	5,198,526
	against	17,616	26,080	27,003	31,022
	abstain	2,742	2,900	4,043	1,230
	non-votes	2,569,696	3,765,480	3,778,774	3,189,985
Proposal 3k	for	5,632,372	4,259,824	5,988,274	5,197,640
	against	25,499	33,708	27,490	31,908
	abstain	2,667	2,900	3,708	1,230
	non-votes	2,569,696	3,765,480	3,778,774	3,189,985
Proposal 3l	for	5,602,144	4,260,859	5,988,171	5,197,956
	against	55,523	32,673	27,258	26,615
	abstain	2,871	2,900	4,043	6,208
	non-votes	2,569,696	3,765,481	3,778,774	3,189,985
Proposal 3m	for	5,602,418	4,260,760	5,986,213	5,197,816
	against	55,455	32,772	30,053	31,733
	abstain	2,667	2,900	3,204	1,230
	non-votes	2,569,695	3,765,481	3,778,776	3,189,985
Proposal 3n	for	5,638,746	4,259,270	5,986,522	5,197,462
	against	18,921	34,263	27,661	32,624
	abstain	2,871	787	5,021	339
	non-votes	2,569,696	3,767,593	3,779,042	3,190,340